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                                                                     EXHIBIT 4.5
       PROVINCE
[LOGO] OF                                                                      D
       ONTARIO

                                DOCUMENT GENERAL
                     FORM 4 - LAND REGISTRATION REFORM ACT

FOR OFFICE USE ONLY

744143

'98 04 16   12 08

New Property Identifiers

Additional:
See Schedule [ ]

Executions

Additional:
See Schedule [ ]

(1)  Registry [X]        Land Titles [ ]

(2)  Page 1 of 13 pages

(3)  Property            Block          Property       Additional:
     Identifier(s)                                     See Schedule [ ]

(4)  Nature of Document

     GENERAL SECURITY AGREEMENT

(5)  Consideration

     zero--00/100

     Dollars $ 0.00

(6)  Description

     Part of Park Lot 5 and Part of Town Lot PP, Plan 898, Part of Township Lot 29, Township of Thorold, Parts of William Street Plan 898, as closed by By-Laws 2455 and 1140 (1988), City of Thorold, Regional Municipality of Niagara.

(7)  This Document Contains:

     (a) Redescription New Easement Plan/Sketch [ ]
     (b) Schedule for:
         Description [X]   Additional Parties [ ]   Other [X]

(8)  This Document provides as follows:

     See attached.

     Continued on Schedule  [X]

(9)  This Document relates to instrument number(s)

(10) Party(ies) (Set out Status or Interest)

     Name(s)                       Signature(s)             Date of Signature
                                                             Y     M     D

     STRIKER PAPER CANADA, INC.    Per:                     1998   04
                                   Name:
     (Owner)                       Title:

                                   Per:   /s/ ILLEGIBLE     1998   04    14
                                   Name:  ILLEGIBLE
                                   Title: CFO

     I/We have authority to bind the Corporation.

(11) Address for Service

     100 Ormond Street South, P.O. Box 10, Thorold, Ontario L2V 3Y7

(12) Party(ies) (Set Status or Interest)

     Name(s)                          Signature(s)             Date of Signature
                                                                Y     M     D
     FIRST ONTARIO LABOUR SPONSORED   /s/ KEN DELANEY          1998   04    14
     INVESTMENT FUND LTD.             Ken Delaney
     (Secured Party)                  Authorized Signing Officer

(13) Address for Service

     Suite 310, 234 Eglinton Ave E Toronto, Ont M4P 1K3

(14) Municipal Address of Property

     100 Ormond Street South
     P.O. Box 10
     Throid, Ontario L2V 3Y7

(15) Document Prepared by:

     Jon Venutti (T900442)
     GOWLING, STRATHY & HENDERSON
     Suite 4900, Commerce Court West
     Toronto, Ontario
     M5L 1J3

FOR OFFICE USE ONLY

--------------------------------------------
               Fees and Tax
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Registration Fee
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     Total
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       PROVINCE
[LOGO] OF                                                                      S
       ONTARIO
                                    SCHEDULE
                     FORM 6 - LAND REGISTRATION REFORM ACT

                                                              Page 2 of 13 Pages


Additional Property Identifier(s) and/or Other Information

FIRSTLY:

Part of Park Lot 5 and Part of Town Lot PP, Plan 898, Part of Township Lot 29, Township of Thorold, Parts of William Street Plan 898, as closed by By-Laws 2455 and 1140 (1988), City of Thorold, Regional Municipality of Niagara, designated as Part 3, Plan 59R-7526. Subject to an easement in favour of the Corporation of the City of Thorold over those parts of said Part Lot 5 and that part of said Township Lot 29, designated as Part 17, Plan 59R-1681, as set out in instrument No. 303771.

SECONDLY:

Those parts of William Street as closed by By-Laws 2455 and 1140 (1988) designated as Parts 1 and 2, Plan 59R-7526. Subject to an easement in favour of Thorold Hydro Electric Commission over that part William Street Plan 898, as closed by By-Laws 2455 and 1140 (1988), designated as Part 2, Plan 59R-7526, as more particularly set out in instrument No. 558427. Subject to an easement in favour of the Corporation of the City of Thorold over those parts of William Street as closed by By-Laws 2455 and 1140 (1988), designated as Parts 2, 5 and 7, Plan 59R-6276 as more particularly described in instrument No. 585965.

THIRDLY:

Part of Park Lot 5 and Part of Town Lot PP, Plan 898, City of Thorold, Regional Municipality of Niagara, designated as Part 1, Plan 59R-7527.






FOR OFFICE USE ONLY